UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 3, 2011

LIQUIDITY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51813	52-2209244
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1920 L Street, N.W., 6th Floor, Washington, D.C. (Address of principal executive offices)	20036 (Zip Code)

Registrant’s telephone number, including area code (202) 467-6868

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On October 3, 2011, Liquidity Services, Inc., a Delaware corporation (“LSI”), completed its previously announced transaction with ILJ Enterprises, LLC, a Minnesota limited liability company (“Seller”; formerly known as Jacobs Trading, LLC), pursuant to which LSI acquired (the “Acquisition”) Seller’s business of purchasing closeouts, excess merchandise and customer returns for resale to retailers, wholesalers, other third parties and consumers (the “Business”) in accordance with the Asset Purchase Agreement (the “Asset Purchase Agreement”) dated as of September 1, 2011 among LSI, Profar Acquisition Partners, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of LSI (“Buyer”), and Seller. The closing of the Acquisition is effective as of October 1, 2011.

Item 1.01.  Entry into a Material Definitive Agreement.

On October 3, 2011, upon the closing of the Acquisition, Seller assigned to Buyer, and Buyer assumed from Seller, all of Seller’s rights and obligations under the Master Merchandise Salvage Contract (the “Walmart Agreement”) dated as of May 13, 2011 between Seller and Wal-Mart Stores, Inc., a Delaware corporation (“Walmart”).  As required by the terms of the Walmart Agreement, Seller obtained Walmart’s prior written consent to the foregoing assignment of its rights and obligations under the agreement to Buyer.

Pursuant to the Walmart Agreement, Buyer has the exclusive right to purchase certain consumer products from Walmart that have been returned by its customers or otherwise removed from the sales stream of its retail operations. The prices paid by Buyer pursuant to the Walmart Agreement vary based on the type of merchandise.

The Walmart Agreement requires Buyer to pick up and transport from Walmart return centers all salvaged merchandise that Buyer has agreed to purchase, and provides that all of Buyer’s purchases of salvaged merchandise are on an “as-is”, “where-is” basis, without any representations or warranties by Walmart as to such merchandise.  The Walmart Agreement also requires Buyer to comply with Walmart’s specifications with respect to the removal of identifying marks from the salvaged merchandise before resale, including manufacturer’s or retailer’s names, logos and similar marks, among others, and the application of marks to resale packaging that clearly indicates that such merchandise has been subject to a salvage process.

Unless terminated in accordance with its terms, the term of the Walmart Agreement expires on May 16, 2016, after which time the Walmart Agreement shall continue on a month to month basis. Walmart may not terminate the Walmart Agreement unilaterally except in the event of a breach of the agreement by Buyer, which by the terms of the agreement includes a material breach of any other contract between Buyer and Walmart or its affiliates. In the case of certain material breaches, Buyer would have the opportunity to cure such breach prior to Walmart exercising its right to terminate the Walmart Agreement.

The foregoing description of the Walmart Agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by, the text of the Walmart Agreement, which will be attached as an exhibit to LSI’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011 filed with the Securities and Exchange Commission.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

The information set forth above under the heading “Introductory Note” of this Current Report on Form 8-K is incorporated herein by reference.

The aggregate consideration paid to Seller at the closing of the Acquisition consisted of $80 million in cash, 900,171 shares of common stock of LSI and a subordinated, unsecured promissory note (the “Note”) of LSI in aggregate principal amount of $40 million, subject to a post-closing adjustment based on the working capital of the Business as of the closing.  In addition, Seller has the right to contingent earn-out payments of up to $20 million based on the operating results of the Business during calendar year 2012 and up to $10 million based on the operating results of the Business during calendar year 2013 (the “Earn-Out Payments”).  LSI will pay Seller the Earn-Out Payments in cash following the determination of the financial results of the Business for the applicable calendar year, subject to an election by Seller to receive up to 50% of each Earn-Out Payment in shares of common stock of LSI.

The Note bears interest at an annual rate of 5.0%, payable annually in arrears on October 3 of each year, and will mature on October 3, 2014.  LSI is obligated under the Note to repay $8,000,000 in principal amount on October 3, 2012, $12,000,000 in principal amount on October 3, 2013 and any remaining unpaid principal amount at maturity, in each case together with any accrued and unpaid interest on such amounts.  LSI may prepay amounts outstanding under the Note in whole or in part at any time prior to maturity, without penalty or premium.  The Note is subordinated to LSI’s current and future bank financing on customary terms and conditions pursuant to a separate subordination agreement between LSI and Seller.  Under the Note, LSI has the right to offset certain payment obligations owed by Seller to LSI pursuant to the Asset Purchase Agreement against any amounts then outstanding under the Note, including any obligations of Seller to make payments pursuant to the post-closing purchase price adjustment described above or pursuant to the indemnification provisions of the Asset Purchase Agreement.

Simultaneously with the closing of the Acquisition, LSI, Buyer and Seller entered into an amendment to the Asset Purchase Agreement providing that the effective date of the Acquisition for economic purposes will be October 1, 2011, which was the first day of LSI’s current fiscal year.

The foregoing description of the Asset Purchase Agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Asset Purchase Agreement, which is attached as Exhibit 2.1 to LSI’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2011 and incorporated herein by reference.

Item 8.01.  Other Events.

Press Release

On October 3, 2011, LSI issued a press release announcing the completion of the transaction.  The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(d)  Exhibits

99.1         Press Release issued by Liquidity Services, Inc., dated October 3, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUIDITY SERVICES, INC.
(Registrant)

Date:	October 7, 2011	By:	/s/ James E. Williams
			Name:	James E. Williams
			Title:	Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Liquidity Services, Inc., dated October 3, 2011